Exhibit 5.1

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

October 9, 2009

CPI Aerostructures, Inc.
60 Heartland Boulevard
Edgewood, New York 11717

Re:        Registration Statement

Ladies and Gentlemen:

We have acted as counsel for CPI Aerostructures, Inc., a New York corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of up to $10,000,000 of the following securities of the Company, to be offered on an immediate, continuous or delayed basis pursuant to provisions of Rule 415 under the Act: common stock, par value $.001 per share (“Common Stock”); preferred stock, par value $.001 per share (“Preferred Stock”), to be issued in one or more series; senior and subordinated debt securities (“Debt Securities”), to be issued in one or more series under a form of senior indenture (filed as Exhibit 4.3 to the Registration Statement) or subordinated indenture (filed as Exhibit 4.4 to the Registration Statement), as supplemented or amended from time to time (each an “Indenture” and collectively the “Indentures”); warrants to purchase any of the other securities registered by the Registration Statement (“Warrants”); and units comprised of any of the foregoing securities (“Units,” and together with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Shelf Securities”).

In rendering the opinions set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.  In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at the time the Shelf Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus and prospectus supplement describing the Shelf Securities offered pursuant to the Registration Statement shall have been filed with the SEC and shall comply with all applicable laws at the time the Shelf Securities are offered or issued as contemplated by the Registration Statement, (iii) all Shelf Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939 and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the trustee under the Indentures shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Shelf Securities are offered or issued as contemplated by the Registration Statement; (v) the Indentures (including any supplemental indentures), any Warrant or warrant agreement and any Unit or unit agreement, and the issuance and sale of Shelf Securities, will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority; (vi) the number of shares of Common Stock and Preferred Stock to be issued or reserved for issuance upon the exercise, exchange or conversion of any of the Shelf Securities, together with all other shares of Common Stock and Preferred Stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s Articles of Incorporation; (vii) the Indentures (including any supplemental indentures) and Debt Securities, any Warrant and/or warrant agreement, any Unit and/or unit agreement, as applicable, and any definitive purchase, underwriting or similar agreement (collectively “Securities Agreements”) shall have been duly authorized, executed and delivered by the parties thereto; (viii) each of the Securities Agreements shall provide that New York law governs such agreement; and (ix) the Shelf Securities shall have been duly recorded, as applicable, and the certificates representing the Shelf Securities, if any, shall have been duly authorized, executed, attested, authenticated and/or countersigned, as applicable, and delivered.

Our opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Securities Agreements and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Securities Agreements is not material.

Based upon and subject to the foregoing, we are of the opinion that:

1.           When (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Company’s Articles of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) such shares of Common Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement against payment therefor as provided therein (which shall not be less than par value of the Common Stock), or upon exercise, exchange or conversion of any other Shelf Security in accordance with the terms of the Shelf Security or the instrument governing the Shelf Security providing for the exercise, exchange or conversion as approved by the Board, for the consideration approved by the Board (which shall not be less than par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.           When (A) the Board has taken all necessary corporate action in conformity with the Company’s Articles of Incorporation and Bylaws to approve the terms and issuance of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Amendment for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Amendment with the Department of State of the State of New York, and (B) such shares of Preferred Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement against payment therefor as provided therein (which shall not be less than par value of the Preferred Stock), or upon exercise, exchange or conversion of any other Shelf Security in accordance with the terms of the Shelf Security or the instrument governing the Shelf Security providing for the exercise, exchange or conversion as approved by the Board, for the consideration approved by the Board (which shall not be less than par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.           When (A) the Indenture (including any supplemental indenture) relating to the Debt Securities in a particular series has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Company’s Articles of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been issued and delivered in accordance with the terms of the applicable Indenture (including any supplemental indenture) and the definitive purchase, underwriting or similar agreement against payment therefor, or upon exercise, exchange or conversion of any other Shelf Security in accordance with the terms of the Shelf Security or the instrument governing the Shelf Security providing for the exercise, exchange or conversion as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

4.           When (A) the warrant agreement, if any, relating to an issuance of Warrants has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Company’s Articles of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of the Warrants, the terms of the offering thereof and related matters, and (C) the Warrants have been issued and delivered in accordance with the terms of the applicable warrant agreement, if any, and the definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will constitute binding obligations of the Company.

5.           When (A) the unit agreement, if any, relating to an issuance of Units has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Company’s Articles of Incorporation and Bylaws to approve the form, terms, execution and issuance and delivery of the Units, the terms of the offering thereof and related matters, and (C) the Units have been issued and delivered in accordance with the terms of the applicable unit agreement, if any, and definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

We express no opinion as to matters governed by any laws other than the laws of the State of New York, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ GRAUBARD MILLER